Exhibit 99.1

FutureFuel Releases Third Quarter and Nine-Month 2020 Results

FutureFuel Third Quarter Net Income of $6.9 Million

Reports Net Income of $6.9 Million or $0.16 per Diluted Share, and Adjusted EBITDA of $5.6 Million

CLAYTON, Mo., November 9, 2020 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the third quarter and the nine months ended September 30, 2020.

Third quarter 2020 Financial Highlights (all comparisons are with the third quarter of 2019)

●	Revenues were $54.1 million, down 17.6% from $65.7 million
●	Adjusted EBITDA was $5.6 million, down 18.4% from $6.8 million
●	Net income increased to $6.9 million, or $0.16 per diluted share, from $6.6 million, or $0.15 per diluted share.

Nine-month 2020 Financial Highlights (all comparisons are with the first nine months of 2019)

●	Revenues were $154.6 million, down 16.4% from $185.0 million
●	Adjusted EBITDA was $18.4 million, up 17.7% from $15.6 million
●	Net income increased to $41.1 million, or $0.94 per diluted share, from $15.8 million, or $0.36 per diluted share.

“The COVID-19 pandemic continues to dominate our business environment. We have witnessed reduced demand for all consumer and energy products in our Chemicals segment and in response, we have tailored our operation to match this lower level of activity and manage costs. We are well positioned to ramp up production when demand returns and, in the meantime, we will actively pursue new opportunities that arise in a post-COVID-19 marketplace.

Our Biodiesel operation continues to operate at record-breaking production rates and with positive margins, demonstrating once again the benefit of this diversity within our business.” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2020 Cash Dividends

FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock in the third quarter of 2020. In addition to the normal quarterly cash dividend of $0.06 per share paid in the first, second, and third quarters of 2020, we also declared a special cash dividend of $3.00 per share paid in April. The remaining quarterly dividend of $0.06 per share will be paid in December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended September 30,
			Dollar	%
	2020	2019	Change	Change
Revenue	$54,138	$65,684	$(11,546)	(17.6%	)
Income from operations	$3,804	$3,275	$529	16.2%
Net income	$6,890	$6,622	$268	4.0%
Earnings per common share:
Basic	$0.16	$0.15	$0.01	6.7%
Diluted	$0.16	$0.15	$0.01	6.7%
Capital expenditures (net of customer reimbursements)	$758	$572	$186	32.5%
Adjusted EBITDA	$5,575	$6,834	$(1,259)	(18.4%	)

	Nine Months Ended September 30,
			Dollar	%
	2020	2019	Change	Change
Revenue	$154,642	$185,049	$(30,407)	(16.4%	)
Income from operations	$16,644	$5,671	$10,973	193.5%
Net income	$41,092	$15,808	$25,284	159.9%
Earnings per common share:
Basic	$0.94	$0.36	$0.58	161.1%
Diluted	$0.94	$0.36	$0.58	161.1%
Capital expenditures (net of customer reimbursements)	$1,891	$1,446	$445	30.8%
Adjusted EBITDA	$18,404	$15,633	$2,771	17.7%

Financial and Business Summary

Consolidated revenue in the three and nine months ended September 30, 2020, decreased $11,546 and $30,407, compared to the three and nine months ended September 30, 2019. This decrease primarily resulted from lower sales volumes in the chemicals segment and lower biofuel selling prices driven by the COVID-19 pandemic along with the absence of an agrochemical product we no longer make. Partially offsetting this decline in the three and nine-month period was increased biofuels sales volumes.

Gross profit in the three and nine months ended September 30, 2020 increased $984 and $11,762 compared to the three and nine months ended September 30, 2019. This increase was primarily from: i) the blenders’ tax credit (“BTC”) being in effect for the current period and not in effect in the prior year; ii) increased sales volumes of biofuels; and iii) the change in the unrealized and realized activity in derivative instruments. The change in derivatives was a gain of $867 and $322 in the three months ended September 30, 2020 and 2019, respectively. The change in derivatives had a greater impact in the nine-month comparison period with a gain of $6,789 in the nine months ended September 30, 2020 and a loss of $711 in the nine months ended September 30, 2019. Partially offsetting these increases in gross profit was the reduction in chemical sales volumes as described above.

Also impacting gross profit in both the three and nine months ended September 30, 2020 and 2019 was the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. In the three months ended September 30, 2020 this adjustment decreased gross profit $628 and increased gross profit $557 in the three months ended September 30, 2019. In the nine months ended September 30, 2020 and 2019, this adjustment increased gross profit $2,266 and $2,480, respectively.

Net Income

Net income for the three and nine months ended September 30, 2020 increased $268 and $25,284, respectively, as compared to the same periods in 2019. This increase resulted primarily from biodiesel tax credits and incentives that were in effect in the three and nine months ended September 30, 2020 that were not in effect for 2019 (see Note 2 to our consolidated financial statements) and tax law changes in the first nine months of 2020 not in effect for 2019. In the three and nine months ended September 30, 2020, income was also benefited by other income from the resolution of a prior year contractual matter. Partially offsetting this increase in the nine-month period was net unrealized losses on equity securities.

Capital Expenditures

Capital expenditures were $3,717 in the first nine months of 2020, compared with $6,139 in the same period in 2019. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Nine Months Ended September 30,
	2020	2019
Cash paid for capital expenditures	$3,717	$6,139
Cash received from customers as reimbursement of capital expenditures	$(1,826)	$(4,693)
Cash paid for capital expenditures, net of reimbursements	$1,891	$1,446

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $243,647 as of September 30, 2020, compared with $316,951 as of December 31, 2019.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, including, but not limited to the COVID-19 pandemic and the response thereto, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2019 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

 Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$180,171	$243,331
Accounts receivable, inclusive of the blenders' tax credit of $25,253 and $97,295 at September 30, 2020 and December 31, 2019, respectively, and net of allowances for bad debt of $43 and $0 at September 30, 2020 and December 31, 2019, respectively	38,595	114,866
Inventory	29,087	37,573
Marketable securities	63,476	73,620
Other current assets	24,530	11,499
Total current assets	335,859	480,889
Property, plant and equipment, net	93,598	98,597
Other assets	7,326	7,019
Total noncurrent assets	100,924	105,616
Total Assets	$436,783	$586,505
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $1,365 and $39,423	$10,393	$62,554
Dividends payable	2,625	10,498
Other current liabilities	10,482	9,711
Total current liabilities	23,500	82,763
Deferred revenue – long-term	22,139	21,291
Other noncurrent liabilities	14,317	15,353
Total noncurrent liabilities	36,456	36,644
Total liabilities	59,956	119,407
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243, issued and outstanding at September 30, 2020 and December 31, 2019	4	4
Accumulated other comprehensive income	126	296
Additional paid in capital	282,215	282,166
Retained earnings	94,482	184,632
Total Stockholders’ Equity	376,827	467,098
Total Liabilities and Stockholders’ Equity	$436,783	$586,505

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$54,138	$65,684	$154,642	$185,049
Cost of goods sold and distribution	47,692	60,222	130,886	173,055
Gross profit	6,446	5,462	23,756	11,994
Selling, general, and administrative expenses	1,851	1,354	4,718	3,996
Research and development expenses	791	833	2,394	2,327
	2,642	2,187	7,112	6,323
Income from operations	3,804	3,275	16,644	5,671
Other income and expense, net	2,256	4,361	5,517	13,026
Income before income taxes	6,060	7,636	22,161	18,697
Income tax (benefit) provision	(830)	1,014	(18,931)	2,889
Net income	$6,890	$6,622	$41,092	$15,808

Earnings per common share
Basic	$0.16	$0.15	$0.94	$0.36
Diluted	$0.16	$0.15	$0.94	$0.36
Weighted average shares outstanding
Basic	43,743,243	43,743,243	43,743,243	43,743,243
Diluted	43,745,339	43,743,243	43,744,107	43,745,153

Comprehensive Income
Net income	$6,890	$6,622	$41,092	$15,808
Other comprehensive (loss) income from unrealized net (losses) gains on available-for-sale debt securities	(8)	1	(215)	279
Income tax effect	1	-	45	(59)
Total other comprehensive (loss) income, net of tax	(7)	1	(170)	220
Comprehensive income	$6,883	$6,623	$40,922	$16,028

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2020 and 2019

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income	$41,092	$15,808
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	8,554	9,092
Amortization of deferred financing costs	84	108
Change in deferred income taxes, net	(951)	(273)
Change in fair value of equity securities	5,445	(6,621)
Change in fair value of derivative instruments	(757)	(357)
Loss on the sale of investments	1,828	1,444
Stock based compensation	49	21
Gain on disposal of property and equipment	(51)	(11)
Noncash interest expense	35	22
Changes in operating assets and liabilities:
Accounts receivable	73,041	(4,526)
Accounts receivable – related parties	3,218	1,822
Inventory	8,486	(3,493)
Income tax receivable	(14,379)	6,491
Prepaid expenses	1,349	1,257
Other assets	483	221
Accounts payable	(51,711)	5,951
Accounts payable – related parties	(341)	(717)
Accrued expenses and other current liabilities	2,295	1,904
Accrued expenses and other current liabilities – related parties	(64)	-
Deferred revenue	(793)	(274)
Other noncurrent liabilities	(336)	(3,511)
Net cash provided by operating activities	76,576	24,358
Cash flows from investing activities
Collateralization of derivative instruments	801	852
Purchase of marketable securities	(5,073)	(19,200)
Proceeds from the sale of marketable securities	7,729	28,962
Proceeds from the sale of property and equipment	104	13
Capital expenditures	(3,717)	(6,139)
Net cash (used in) provided by investing activities	(156)	4,488
Cash flows from financing activities
Loan proceeds	8,180	-
Payment on loan	(8,180)	-
Deferred financing costs	(477)	-
Payment of dividends	(139,103)	(7,873)
Net cash used in financing activities	(139,580)	(7,873)
Net change in cash and cash equivalents	(63,160)	20,973
Cash and cash equivalents at beginning of period	243,331	214,972
Cash and cash equivalents at end of period	$180,171	$235,945

Cash paid for interest	$2	$-
Cash paid for income taxes	$660	$1,076
Noncash investing and financing activities:
Noncash capital expenditures	$98	$42
Noncash operating leases	$442	$432

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$6,890	$6,622	$41,092	$15,808
Depreciation	2,692	3,620	8,554	9,092
Non-cash stock-based compensation	-	21	49	21
Interest and dividend income	(1,076)	(2,718)	(4,562)	(7,830)
Non-cash interest expense and amortization of deferred financing costs	32	43	119	130
Gain on disposal of property and equipment	(53)	(22)	(51)	(11)
(Gain) loss on derivative instruments	(867)	(322)	(6,789)	711
(Gain) loss on marketable securities	(1,213)	(1,424)	7,273	(5,177)
Other non-operating income	-	-	(8,350)	-
Income tax (benefit) provision	(830)	1,014	(18,931)	2,889
Adjusted EBITDA	$5,575	$6,834	$18,404	$15,633

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$76,576	$24,358
Benefit for deferred income taxes	951	273
Interest and dividend income	(4,562)	(7,830)
Income tax (benefit) provision	(18,931)	2,889
(Gain) loss on derivative instruments	(6,789)	711
Change in fair value of derivative instruments	757	357
Change in operating assets and liabilities, net	(21,248)	(5,125)
Other income non-operating income	(8,350)	-
Adjusted EBITDA	$18,404	$15,633

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Custom chemicals	$10,328	$25,270	$52,129	$70,935
Performance chemicals	2,409	3,376	11,139	10,922
Chemicals revenue	$12,737	$28,646	$63,268	$81,857
Biofuels revenue	41,401	37,038	91,374	103,192
Total Revenue	$54,138	$65,684	$154,642	$185,049

Segment gross profit (loss)
Chemicals	$4,754	$8,488	$20,345	$22,978
Biofuels	1,692	(3,026)	3,411	(10,984)
Total gross profit	$6,446	$5,462	$23,756	$11,994

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com